EXHIBIT 99.0

For Immediate Release	Contact: Bob DeFillippo

December 4, 2003	973-802-4149

PRUDENTIAL FINANCIAL ANNOUNCES 2004 EARNINGS GUIDANCE

NEWARK, NJ – Prudential Financial, Inc. (NYSE:PRU) announced today its 2004 earnings per share guidance at its Investor Day conference in New York City. Management stated its expectation that Prudential Financial would achieve Common Stock earnings per share in the range of $3.05 to $3.25 for 2004, based on after-tax adjusted operating income. The 2004 expectation assumes appreciation in the S&P 500 Index of 8% for the year and a number of additional factors that are in the company’s Current Report on Form 8-K dated December 4, 2003 filed earlier today with the Securities and Exchange Commission.

Management also reaffirmed its previous guidance that Prudential Financial expects that it will achieve Common Stock earnings per share in the range of $2.40 to $2.50 for the year 2003, based on after-tax adjusted operating income.

Adjusted operating income is a non-GAAP measure that excludes realized investment gains, net of losses and related adjustments, and results of divested businesses and discontinued operations. Adjusted operating income should not be viewed as a substitute for net income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. We believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

Prudential Financial companies, with approximately $421 billion in total assets under management as of September 30, 2003, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

Forward-Looking Statements

Certain of the statements included in this news release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including those set forth in Prudential Financial, Inc.’s Current Report on Form 8-K dated December 4, 2003, which furnishes a copy of the slides presented at its Investor Day conference held on December 4, 2003, and without limitation: general economic, market and political conditions, including the performance of financial markets, interest rate fluctuations and the economic environment; various domestic or international military or terrorist activities or conflicts; volatility in the securities markets; reestimates of our reserves for future policy benefits and claims; changes in our assumptions related to deferred policy acquisition costs; our exposure to contingent liabilities; catastrophe losses; investment losses and defaults; changes in our claims-paying or credit ratings; competition in our product lines and for personnel; fluctuations in foreign currency exchange rates and foreign securities markets; risks to our international operations; the impact of changing regulation or accounting practices; Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; adverse litigation results; and changes in tax law. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this news release. The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2002, should be considered by readers when reviewing forward-looking statements contained in this news release.

Non-GAAP Financial Measure

In managing our businesses, we use a non-GAAP measure we call “adjusted operating income” to measure the performance of our Financial Services Businesses (FSB). Our goal for earnings per share (EPS) is based on FSB after-tax adjusted operating income. Adjusted operating income, which is not measured in accordance with generally accepted accounting principles (GAAP), excludes net realized investment gains (losses). A significant element of realized losses is impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles and can vary considerably across periods. The timing of other sales that would result in gains or losses is largely subject to our discretion and influenced by market opportunities. The fluctuating effects of these transactions could distort trends in the underlying profitability of our businesses. Adjusted operating income also excludes the results of divested businesses, which are not relevant to our ongoing operations, and certain other items, described in our Annual Report on Form 10-K for the year ended December 31, 2002. Because we do not predict future realized investment gains (losses), we cannot provide a measure of our goal based on income from continuing operations of the FSB, which is the GAAP measure most comparable to adjusted operating income.

For additional information about adjusted operating income and the comparable GAAP measure, please refer to our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, on the Investor Relations Web site at http://www.investor.prudential.com. Reconciliations between adjusted operating income and the comparable GAAP measure for the years ended December 31, 2002 and 2001, the nine month periods ended September 30, 2003 and 2002, and the three months ended September 30, 2003, are included in Prudential Financial, Inc.’s Current Report on Form 8-K dated December 4, 2003, which furnishes a copy of the slides presented at its Investor Day conference held on December 4, 2003. Additional historical information relating to the Company’s financial performance, including its third quarter 2003 Quarterly Financial Supplement, is also located at http://www.investor.prudential.com.